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                                                                      EXHIBIT 11



                        EARNINGS PER SHARE CALCULATION





                                                                    For the Quarter                       For the Six Months
                                                                         Ended                                   Ended
                                                        June 30, 1995          June 30, 1996       June 30, 1995    June 30, 1996
                                                        -------------          -------------       -------------    -------------
Weighted Average Shares Outstanding                        1,267,304             5,111,782            1,267,304       4,309,859
Common Stock Equivalents:
  Class A Convertible Preferred Stock                      1,187,895                     0  (A)       1,187,895               0 (A)
  Class B Convertible Preferred Stock                         28,378                     0  (A)          14,267               0 (A)
  Class C Convertible Preferred Stock                        100,000                     0  (B)         100,000               0 (B)
  Stock Options: Employee and Director Plans                 287,652                     0  (B)         287,652               0 (B)
                                                          ----------            ----------           ----------      ----------
Total Shares for Primary Loss Per Share                    2,871,229             5,111,782            2,857,119        4,309,859
Net Loss                                                    (169,075)           (1,459,953)            (261,935)      (2,449,213)
                                                          ----------            ----------           ----------      -----------

Primary Loss Per Share                                        ($0.06)               ($0.29)              ($0.09)          ($0.58)
                                                          ==========            ==========           ==========      ===========



(A) Converted as part of the IPO and included in weighted average shares outstanding.
(B)  Excluded from calculation as antidilutive.